UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 20, 2021
Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter State or other jurisdiction of incorporation or organization Address of principal executive offices Registrant’s telephone number, including area code	IRS Employer Identification No.
333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 (515) 242-4300	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 (515) 242-4300	42-1425214

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
MIDAMERICAN FUNDING, LLC	None
MIDAMERICAN ENERGY COMPANY	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On July 22, 2021, MidAmerican Energy Company (the “Company”) issued $500,000,000 principal amount of the Company’s 2.70% First Mortgage Bonds due 2052 (the “First Mortgage Bonds”). The First Mortgage Bonds were offered and sold pursuant to the provisions of an underwriting agreement (the “Underwriting Agreement”) among the Company, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives for several underwriters (collectively, the “Underwriters”) dated as of July 20, 2021. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
The First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the First Supplemental Indenture dated as of September 19, 2013 (the “First Supplemental Indenture”), and as supplemented by the Tenth Supplemental Indenture, dated as of July 22, 2021 (the “Tenth Supplemental Indenture”).
The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013, from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, as may be amended or supplemented from time to time.
The First Mortgage Bonds are secured equally and ratably with the Company’s currently outstanding senior notes as required by the terms of the indentures under which such senior notes were issued, and with all of the Company’s other first mortgage bonds from time to time outstanding. The Company intends to use an amount equal to the net proceeds of the First Mortgage Bonds to finance capital expenditures, disbursed during the period from July 22, 2019 to September 27, 2019 with respect to investments in the Company’s 2,000 megawatt (nameplate capacity) Wind XI project, the Company’s 592 megawatt (nameplate capacity) Wind XII project, the Company’s 207 megawatt (nameplate capacity) Wind XII Expansion project and the repowering of 2,205 megawatts (nameplate capacity) of the Company’s existing wind facilities, which were previously financed with the Company’s general funds. The Company’s repowering investments include the installation of new turbine technology, including larger rotors, hubs and other components, that allow the facilities to capture more wind energy, which is intended to result in a net long-term increase in energy production.
The First Mortgage Bonds will be redeemable prior to maturity, under the terms and conditions set forth in the Tenth Supplemental Indenture.
The descriptions of the Underwriting Agreement, the Indenture, the First Supplemental Indenture, the Tenth Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the Underwriting Agreement, the Indenture, the First Supplemental Indenture, the Tenth Supplemental Indenture and the specimen global certificates evidencing each of the First Mortgage Bonds, copies of which are filed as exhibits to this Form
8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 20, 2021

4.1	Indenture, dated as of September 9, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 13, 2013)

4.2	First Supplemental Indenture, dated as of September 19, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 19, 2013)

4.3	Tenth Supplemental Indenture, dated as of July 22, 2021

4.4	Specimen of the 2.70% First Mortgage Bonds due 2052 (included in Exhibit 4.3 hereto)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Jeffery B. Erb

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Jeffery B. Erb (included in Exhibit 5.2 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2021
MIDAMERICAN FUNDING, LLC
MIDAMERICAN ENERGY COMPANY
(Registrant)

/s/ Thomas B. Specketer
Thomas B. Specketer
Vice President and Controller of MidAmerican Funding, LLC and
Vice President and Chief Financial Officer of
MidAmerican Energy Company